Number | Shares

HARRINGTON RESOURCES INC.

*** *** INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA *** ***

COMMON VOTING STOCK

PAR VALUE $0.001

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF *** ***

SHARES OF THE COMMON STOCK OF HARRINGTON RESOURCES INC., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. **Witness** the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

SPECIMEN

Issue Date:

Harrington Resources Inc.

William E. Gould
President

Corporate Seal
NEVADA

William E. Gould
Secretary